EXHIBIT 32.1

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Access Integrated Technologies, Inc. (the "Company") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


          Date:  February 13, 2004              /s/ A. Dale Mayo
                                                ----------------
                                                A. Dale Mayo
                                                President and Chief Executive
                                                Officer
                                                (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Access Integrated Technologies, Inc. and will be retained by Access Integrated Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.